UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on August 16, 2017 (the “Closing Date”), Helios and Matheson Analytics Inc. (the “Company”) issued to an institutional investor (the “Investor”), pursuant to a securities purchase agreement dated August 15, 2017 (the “August Securities Purchase Agreement”), senior secured convertible notes in the aggregate principal amount of $10,300,000 (the “August 2017 Notes”) together with a warrant to purchase common stock of the Company (the “August Warrant”). Pursuant to a registration rights agreement entered into between the Company and the Investor on the Closing Date, the Company agreed to file a registration statement (the “Registration Statement”) registering the common stock that could be issued to the Investor upon conversion of the August 2017 Notes and exercise of the August Warrant.

On November 7, 2017, pursuant to a securities purchase agreement (the “November Securities Purchase Agreement”) entered into by the Company and certain institutional investors, including the Investor (collectively, the “Buyers”), on November 6, 2017, the Company sold and issued senior convertible notes in the aggregate principal amount of $100,000,000 (the “November 2017 Notes”).

The Fourth Amendment and Exchange Agreement

On November 21, 2017 (the “Exchange Date”), the Company and the Investor entered into a Fourth Amendment and Exchange Agreement (the “Fourth Exchange Agreement”) for the purpose of:

(i) agreeing to reduce the number of shares of common stock required to be included in the Registration Statement such that the Registration Statement will include only 1,560,391 of the total 2,050,720 shares of common stock issued or issuable upon exercise of the August Warrant (the “August Warrant Shares”) and 1,455,302 shares of common stock issuable upon exercise of $5,821,208 in aggregate principal amount of the August 2017 Notes (the remaining $4,630,624 in aggregate principal amount of the August 2017 Notes, which are convertible into 1,157,656 shares of common stock that are not included on such Registration Statement, is referred to in this Current Report as the “Remaining August Note”);

(ii) exchanging the August Warrant for the purchase of 10,000 of the August Warrant Shares for a new warrant (the “Exchange Warrant”); and

(iii) amending the August 2017 Notes and the November 2017 Notes to obtain the right to amend the MoviePass SPA (as defined in the November Securities Purchase Agreement), in order to issue to MoviePass Inc. (“MoviePass”) upon the closing of the transactions contemplated by the MoviePass SPA, in lieu of shares of common stock, one or more promissory notes convertible into or exchangeable for up to an aggregate of 4,000,001 shares of common stock subject to obtaining approval of the Nasdaq Stock Market, pursuant to Listing Rule 5635, of the issuance of such shares of common stock (collectively, the “Modified MP Transaction”) and (ii) to obtain a waiver such that neither the Modified MP Transaction nor any other transactions contemplated by the MoviePass SPA (as may be amended to effect the Modified MP Transaction) or the Investment Option Agreement, dated October 11, 2017, between the Company and MoviePass shall be deemed to be a Fundamental Transaction (as defined in the November Notes and the August Notes) or a transaction that would trigger a redemption of the August Warrant pursuant to Section 4(c)(i) of the August Warrant. Pursuant to the Fourth Exchange Agreement, the Investor also:

(A)       waived any right that the holders of the November 2017 Notes may have to adjust the Conversion Price (as defined in the November 2017 Notes) as a result of the issuance of the Exchange Warrant or any of the shares issued pursuant to the Exchange Warrant (the “Exchange Warrant Shares”);

(B)       waived any right that the holders of the August Warrant may have to adjust the Exercise Price and the number of August Warrant Shares (each as defined in the August Warrant) as a result of the issuance of the Exchange Warrant or any of the Exchange Warrant Shares;

(C)       waived the Investor’s right to substitute the Variable Price (as defined in the August 2017 Notes) of the Exchange Warrant for the Conversion Price (as defined in the August 2017 Notes) and to waive the Investor’s right to substitute the Variable Price (as defined in the August Warrants) of the Exchange Warrant for the Exercise Price (as defined in the August Warrants);

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(D)       waived any prohibition that may exist under any provision of the Transaction Documents (as defined in the August Securities Purchase Agreement) and the Transaction Documents (as defined in the November Securities Purchase Agreement) with respect to the issuance of the Exchange Warrant and any of the Exchange Warrant Shares and with respect to any cash payments that the Company may make pursuant to the Exchange Warrant;

(E)       amended the definition of Permitted Indebtedness set forth in the August 2017 Notes and the November 2017 Notes to include the Exchange Warrant, to the extent the Exchange Warrant is deemed to constitute Indebtedness (as defined in the August 2017 Notes and the November 2017 Notes); and

(F)       effective as of the 5th trading day after the Registration Statement is declared effective, the August Securities Purchase Agreement, the August 2017 Notes, the November Securities Purchase Agreement and the November 2017 Notes will be amended and restated, automatically without any further action on the part of the Company or the Investor required, to intentionally omit or to delete the provisions (i) prohibiting the filing of additional registration statements by the Company and (ii) prohibiting the issuance of additional securities by the Company without the consent of the Investor (the “Additional Offering Prohibition Waiver”).

The Exchange Warrant

The Exchange Warrant is in substantially the form of the August Warrant, except that:

●	The Exchange Warrant has an exercise price of $14.31

●	The expiration date of the Exchange Warrant is November 21, 2022.

●	The Exchange Warrant may not be exercised into shares of common stock unless the stockholders of the Company approve the issuance in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”).

●	The Exchange Warrant is subject to redemption, refund or alternate cashless exercise after the Remaining August Note is no longer outstanding (or, if early, after February 16, 2018, if the Company fails to remain current in its filings or an event of default under the August 2017 Notes occurs) (the “Adjustment Time”). See “Redemption, Refund and Alternate Cashless Exercise” below.

Redemption, Refund and Alternate Cashless Exercise

In exchange for the Company’s receipt of the waivers described above, including without limitation, the Additional Offering Prohibition Waiver, the Company and the holder of the Exchange Warrant agreed that after the Adjustment Time, one of the following shall occur:

(i) if the net proceeds from the sale of shares of common stock issuable upon conversion of the Remaining August Note by the holder of the Exchange Warrant exceeds $18.1 million (subject to reduction for any cash payment of the Remaining August Note), the Company will receive up to the first $5 million in excess of such amount;

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(ii) if the net proceeds from the sale of shares of common stock issuable upon conversion of the Remaining August Note by the holder of the Exchange Warrant is less than $18.1 million (subject to reduction for any cash payment of the Remaining August Note) (such difference, the “Redemption Maximum Amount”), either of the following may occur:

●	If the Stockholder Approval has been obtained, the holder of the Exchange Warrant may request to effect an alternate cashless exercise of the Exchange Warrant, in whole or in part, pursuant to which, in lieu of the shares of common stock issuable upon exercise of the Exchange Warrant, the holder would receive up to the Redemption Maximum Amount in shares of common stock at the Alternate Cashless Exercise Price (as defined below) (an “Alternate Cashless Exercise”); or

●	The holder of the Exchange Warrant may request a redemption in cash of all, or any part, of the Exchange Warrant at a price equal to such difference; provided, that if certain equity conditions are met (including obtaining the Stockholder Approval), the Company may elect to pay such redemption price in shares of common stock in an Alternate Cashless Exercise.

The Alternate Cashless Exercise Price is defined as that price which shall be the greater of (x) $2.86 and (y) the lowest of (i) the applicable exercise price as in effect on the applicable exercise date, (ii) 85% of the VWAP of the shares of common stock as of the trading day immediately preceding the trading day of delivery of the applicable exercise notice, and (iii) 85% of the lowest VWAP of the shares of common stock on any trading day during the 2 trading day period commencing on, and including, the trading day of the delivery of the applicable exercise notice.

The discussion above does not purport to be a complete description of the Fourth Amendment and Exchange Agreement or the Exchange Warrant described in this Current Report on Form 8-K (the “Current Report”) and it is qualified in its entirety by reference to the full text of such documents, which are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03, the information included at Item 1.01 under the heading “Redemption, Refund and Alternate Cashless Exercise” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended, for the issuance of the Exchange Warrant, inasmuch as the Investor is an accredited investor and neither the Company nor any person acting on its behalf offered or sold the securities by any form of general solicitation or general advertising.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant to Purchase Common Stock (Exchange Warrant)
10.1	Fourth Amendment and Exchange Agreement, dated November 21, 2017, by and between the Company and the Investor

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